Execution
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TENTH AMENDMENT TO
CREDIT AGREEMENT

THIS TENTH AMENDMENT TO CREDIT AGREEMENT (this “Amendment”) is made and entered into as of December 23, 2014, by and among PICO Northstar Hallock, LLC, a Delaware limited liability company (the “Borrower”), PICO Northstar, LLC, a Delaware limited liability company (the “Parent Guarantor”), the lenders from time to time party to the Credit Agreement, as defined below (the “Lenders”), and ING Capital LLC, a Delaware limited liability company, as agent for the Lenders (the “Agent”).

W I T N E S S E T H:

WHEREAS, the Borrower, the Parent Guarantor, the Lenders and the Agent are parties to that certain Credit Agreement dated as of June 13, 2011 (as amended, restated, supplemented or otherwise modified prior to the date hereof, the “Existing Credit Agreement”; the Existing Credit Agreement, as amended by this Amendment, and as hereafter amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement), pursuant to which the Lenders have made certain financial accommodations available to the Borrower; and

WHEREAS, the Borrower has requested that the Existing Credit Agreement be amended as set forth herein, and the undersigned Lenders have agreed to so amend the Existing Credit Agreement as set forth herein, subject to the terms and conditions hereof;

NOW, THEREFORE, for good and valuable consideration, the sufficiency and receipt of all of which are acknowledged, the Borrower, the Parent Guarantor, the undersigned Lenders and the Agent hereby agree as follows:

1.Amendment to Section 1.1 of the Existing Credit Agreement. Section 1.1 of the Existing Credit Agreement is hereby amended by replacing the definition of “Debt Service Coverage Ratio” in its entirety with the following:

“Debt Service Coverage Ratio” means, for any period, the ratio of (a) EBITDA of the Borrower and its Subsidiaries for such period less (i) Consolidated Capital Expenditures for such period (excluding that portion of Consolidated Capital Expenditures that is financed by Indebtedness (other than the Obligations)) plus (ii) for the Fiscal Quarters ending on or after March 31, 2013 and on or before December 31, 2014, the proceeds of the First DSCR Preferred Equity Issuance and the proceeds of all Other DSCR Preferred Equity Issuances, to the extent such proceeds of such First DSCR Preferred Equity Issuance and such Other DSCR Preferred Equity Issuances are received (or deemed to have been received) by the Parent Guarantor and contributed by the Parent Guarantor to the equity capital of the Borrower during the four consecutive Fiscal Quarters ending on the last day of such period plus (iii) for the Fiscal Quarters ending on or after December 31, 2014, and on or before December 31, 2015, the proceeds of the 2014/2015 DSCR Preferred Equity Issuances, to the extent such proceeds of such 2014/2015 DSCR Preferred Equity Issuances are received (or deemed to have been received) by the Parent Guarantor and contributed by the Parent Guarantor to the equity capital of the Borrower during the four consecutive Fiscal Quarters ending on the last day of such period, less (iv) Permitted Tax Distributions with respect to such period less (v) any other distributions made by the Parent Guarantor to its members during such period to (b) Debt Service for such period.

2.Amendment to Section 1.1 of the Existing Credit Agreement. The Existing Credit Agreement is hereby further amended by adding the following sentence to the end of the definition of “Applicable Margin”:

For the period beginning on September 30, 2014, and continuing through and including December 31, 2015, “Applicable Margin” shall mean the Applicable Margin as calculated above plus one half of one percent (0.50%).

3.Amendment to Section 1.1 of the Existing Credit Agreement. The Existing Credit Agreement is hereby further amended by adding new definitions for the following terms in their respective proper alphabetical order, as follows:

“2014/2015 DSCR Preferred Equity Issuance” means one or more issuances by the Parent Guarantor on or after the Tenth Amendment Date, and on or before December 31, 2015, of Qualified Preferred Equity Interests for cash the proceeds of which are contributed by the Parent Guarantor to the equity capital of the Borrower; provided, however, that no Financial Covenant Default Contribution shall constitute a 2014/2015 DSCR Preferred Equity Issuance.

“2014/2015 Extended Period DSCR Preferred Equity Issuance” shall mean a 2014/2015 DSCR Preferred Equity Issuance which is made with respect to a given Fiscal Quarter for which the Alternate Debt Service Coverage Ratio Requirement is applicable and which is made during the period of five (5) Business Days immediately following the last day of such Fiscal Quarter.

“2014 Required DSCR Preferred Equity Issuance” means that portion of the 2014/2015 DSCR Preferred Equity Issuance which is required to be made on or prior to the Tenth Amendment Date in an amount of not less than $3,500,000.

“Alternate Debt Service Coverage Ratio Requirement” has the meaning set forth in Section 6.2.4(b).

“Tenth Amendment Date” means December 23, 2014.

4.Amendment to Section 3.3.1(j) of the Existing Credit Agreement. The Existing Credit Agreement is hereby amended by replacing clause (j) of Section 3.3.1 with the following:

(j)    shall, promptly after (and in any event within two (2) Business Days following) receipt by the Borrower or any Subsidiary or the Agent of any Net Securities Proceeds (excluding Net Securities Proceeds resulting from (i) any Additional Equity Issuance (2012), (ii) the First DSCR Preferred Equity Issuance, (iii) Other DSCR Preferred Equity Issuances in an aggregate amount during the term of this Agreement not to exceed $25,000,000, or (iv) 2014/2015 DSCR Preferred Equity Issuances), make a payment to the Agent in an amount equal to such Net Securities Proceeds; provided, that this clause (j) of Section 3.3.1 shall not in any event be deemed a consent to any issuance or sale of Stock by any Loan Party that is otherwise prohibited by the terms of this Agreement or of any of the other Loan Documents;

5.Amendment to Section 4.2.5 of the Existing Credit Agreement. The Existing Credit Agreement is hereby amended by replacing Section 4.2.5 in its entirety with the following:

SECTION 4.2.5 Adverse Change. Since September 30, 2014, no event shall have occurred which the Agent shall determine has resulted in, or could reasonably be expected to result in, a Material Adverse Change.

6.Amendment to Section 5.5 of the Existing Credit Agreement. The Existing Credit Agreement is hereby amended by replacing Section 5.5 in its entirety with the following:

SECTION 5.5 Material Adverse Change. Since September 30, 2014, there has been no Material Adverse Change.

7.Amendment to Section 6.2.4(b) of the Existing Credit Agreement. The Existing Credit Agreement is hereby amended by replacing clause (b) of Section 6.2.4 in its entirety with the following:

(b)    Debt Service Coverage Ratio. The Borrower will not permit its Debt Service Coverage Ratio to be (i) less than 1.75 to 1.00 as of the last day of any Fiscal Quarter, beginning with the second full Fiscal Quarter ending after the Project Construction Completion Date and continuing through the Fiscal Quarter ending on December 31, 2013, (ii) less than 1.00 to 1.00 as of the last day of the Fiscal Quarter ending June 30, 2014, or (iii) less than 1.25 to 1.00 as of the last day of each Fiscal Quarter ending thereafter, in each case calculated for the four consecutive Fiscal Quarter period ending on each such date; provided, however, that if the Borrower is not in compliance with the foregoing financial covenant as of the last day of any given Fiscal Quarter during the period beginning on January 1, 2015, and continuing through and including December 31, 2015, then the Borrower shall be deemed to be in compliance with such financial covenant if its Debt Service Coverage Ratio as of such date is not less than 1.00 to 1.00, which (a) shall be calculated for the Fiscal Quarter ending on such date (b) shall include any 2014/2015 Extended Period DSCR Preferred Equity Issuances for such Fiscal Quarter, and (c) shall exclude any 2014/2015 Extended Period DSCR Preferred Equity Issuances made during such Fiscal Quarter with respect to the prior Fiscal Quarter (such alternate requirement, the “Alternate Debt Service Coverage Ratio Requirement”.)

8.Amendment to Section 6.2.4(c) of the Existing Credit Agreement. The Existing Credit Agreement is hereby amended by replacing clause (c) of Section 6.2.4 in its entirety with the following:

(c)    Minimum Net Worth of Borrower. The Borrower will not permit its Net Worth on any date to be less than $50,000,000.

9.Amendment to Section 7.1.21 of the Existing Credit Agreement. The Existing Credit Agreement is hereby amended by replacing Section 7.1.21 in its entirety with the following:

(c)    Minimum Tangible Net Worth of Sponsor. The Tangible Net Worth of the Sponsor on any date shall not be less than $350,000,000.

10.Amendment to Section 9.2 of the Existing Credit Agreement. Section 9.2 of the Existing Credit Agreement is hereby amended by deleting the second copy address (which shall not constitute notice) for the Borrower and the Parent Guarantor which currently lists DLA Piper LLP (US) and substituting in lieu thereof the following:

Stoel Rives LLP
33 South Sixth Street, Suite 4200
Minneapolis, MN 55402
Attention: David T. Quinby, Esq.
Facsimile No.: 612-373-8881
Telephone No.: 612-373-8825

11.Amendment to Exhibit D. The Credit Agreement is hereby amended by deleting the existing Exhibit D and substituting in lieu thereof the attached amended Exhibit D.

12.Conditions to Effectiveness of this Amendment. Notwithstanding any other provision of this Amendment, this Amendment shall not become effective, and the Borrower and the Parent Guarantor shall have no rights under this Amendment, until each of the following conditions shall have been satisfied:

(a)    the Agent shall have received duly authorized, executed and delivered counterparts to this Amendment from each of the Borrower, the Parent Guarantor, the Required Lenders and the Agent;

(b)    the Agent shall have received evidence satisfactory to the Agent that on or before the Tenth Amendment Date the Sponsor has made, and the Borrower has received the proceeds of, the 2014 Required DSCR Preferred Equity Issuance, together with copies of all documents evidencing such issuance; and

(c)    the Borrower shall have made payment or reimbursement of all costs and expenses of the Agent which have been invoiced not later than one Business Day prior to the date of this Amendment, including, without limitation, fees and expenses of King & Spalding LLP, counsel to the Agent.

13.Representations and Warranties. To induce the Lenders and the Agent to enter into this Amendment, each of the Borrower and the Parent Guarantor hereby represents and warrants to the Lenders and the Agent as follows:

(a)    The execution, delivery and performance by it of this Amendment are within its organizational powers and have been duly authorized by all necessary organizational, and if required, shareholder, partner or member action.

(b)    The execution, delivery and performance by it of this Amendment have been duly authorized by all necessary corporate or other organizational action, and do not and will not (a) contravene the terms of any of its Organizational Documents; (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, or require any payment to be made under (i) any Contractual Obligation to which it is a party or affecting it or its properties or any of its Subsidiaries or (ii) any order, injunction, writ or decree of any Governmental Authority or any arbitral award to which it or its property is subject; or (c) violate any applicable law.

(c)    This Amendment has been duly executed and delivered by it, and the Credit Agreement, as amended by this Amendment, constitutes its legal, valid and binding obligation, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

(d)    The representations and warranties of the Borrower contained in the Credit Agreement and the other Loan Documents (i) were true and correct in all material respects as of the date initially made, and (ii) are true and correct in all material respects with the same effect as if made on the date hereof and both before and after giving effect to this Amendment and the transactions contemplated hereby (except to the extent expressly stated to be as of an earlier date).

(e)    No material adverse development has occurred in any litigation, arbitration or governmental investigation or proceeding which renders such litigation, arbitration or governmental investigation or proceeding likely to succeed and, which, if successful could reasonably be expected to result in a Material Adverse Change.

(f)    No Default or Event of Default has occurred and is continuing or would result from this Amendment or the transactions contemplated hereby.

(g)    Since September 30, 2014, no event has occurred which has had, or could reasonable be expected to have, a material adverse effect on the property, assets, nature of assets, business, operations, liabilities, condition (financial or otherwise) or prospects of the Borrower or the Project or (b) has resulted, or could reasonable be expected to result, in a Material Adverse Change.

14.Reaffirmations and Acknowledgments. Each of the Borrower and the Parent Guarantor hereby acknowledges that, as of the date hereof, the security interests and Liens granted to the Agent and the Secured Parties under the Credit Agreement and the other Loan Documents are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity.

15.Waiver. The undersigned Lenders hereby waive (i) the Event of Default which occurred under clause (b) of Section 6.2.4 of the Credit Agreement for the Fiscal Quarter ending September 30, 2014, (ii) the Event of Default which occurred under Section 7.1.17 of the Credit Agreement with respect to the failure of the Sponsor to make the Financial Covenant Default Contribution which was owed because of the Borrower’s failure to comply with the provisions of Section 6.2.4(b) for the Fiscal Quarter ending September 30, 2014, (iii) the obligation of the Borrower to pay interest at the Post-Default Rate for the period beginning on September 30, 2014, and continuing through and including the Tenth Amendment Date, (iv) the default that occurred under the Agreement to Contribute Capital because of the failure of the Sponsor to make the Financial Covenant Default Contribution that was required because a Default occurred under Section 6.2.4 of the Credit Agreement for the Fiscal Quarter ending September 30, 2014, and (v) the requirement for the Borrower to comply with clause (b) of Section 6.2.4 of the Credit Agreement for the Fiscal Quarter ending on December 31, 2014. The foregoing waivers are limited solely to the matters stated above and shall not be deemed to be an extension, waiver or amendment of any other provision of the Credit Agreement, any other Loan Document, or any Contribution Agreement.

16.Effect of Amendment. Except as expressly set forth herein, all terms of the Credit Agreement and the other Loan Documents shall be and remain in full force and effect and shall constitute the legal, valid, binding and enforceable obligations of the Borrower and the Parent Guarantor to the Lenders, the Agent and the other Secured Parties, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally and by general principles of equity. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Lenders or the Agent under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement or any Loan Document. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement.

17.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

18.No Novation. This Amendment is not intended by the parties to be, and shall not be construed to be, a novation of the Credit Agreement or an accord and satisfaction in regard thereto.

19.Costs and Expenses. The Borrower agrees to pay all costs and expenses of the Agent in connection with this Amendment in accordance with Section 9.3 of the Credit Agreement, including without limitation, the reasonable costs and attorneys’ fees of King & Spalding LLP, counsel to the Agent.

20.Counterparts. This Amendment may be executed in counterparts (and by different parties hereto in different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Amendment constitutes the entire contract among the parties relating to the subject matter hereof and supersedes any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. This Amendment shall become effective when it shall have been executed by the Agent and when the Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto. Delivery of an executed counterpart of a signature page of this Amendment by facsimile, pdf or other electronic means shall be effective as delivery of a manually executed counterpart of this Amendment.

21.Binding Nature. This Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective successors, successors-in-titles, and assigns.

[signature pages follow]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first above written.

PICO NORTHSTAR HALLOCK, LLC

By:                         /s/ Neil C. Juhnke
Name: Neil C. Juhnke
Title: President

PICO NORTHSTAR, LLC

By:                        /s/ Max Webb
Name: Max Webb
Title: CFO

ING CAPITAL LLC, as Agent

By:                    /s/ William B. Redmond
Name: William B. Redmond
Title: Managing Director

By:                        /s/ W. Leroy Startz
Name: W. Leroy Startz
Title: Director

AGCOUNTRY FARM CREDIT SERVICES, FLCA
as a Lender

By:                    /s/ James F. Baltezore
Name: James F. Baltezore
Title: VP Agribusiness and Capital Markets

AGFIRST FARM CREDIT BANK
as a Lender

By:                    /s/ Steven J. O'Shea
Name: Steven J. O'Shea
Title: Vice President

AGSTAR FINANCIAL SERVICES, FLCA
as a Lender

By:                    /s/ Troy Mostaert
Name: Troy Mostaert
Title: VP Capital Markets

FARM CREDIT SERVICES OF AMERICA, PCA
as a Lender

By:                    /s/ Curt A. Brown
Name: Curt A. Brown
Title: Vice President

FARM CREDIT WEST, FLCA
as a Lender

By:                    /s/ Ben Madonna
Name: Ben Madonna
Title: Vice President

KODABANK
as a Lender

By:                    /s/ Tom Schuster
Name: Tom Schuster
Title: Sr. Loan Officer

AMENDED EXHIBIT D

COMPLIANCE CERTIFICATE

__________________ __, 20__

ING Capital LLC, as Agent
1325 Avenue of the Americas
New York, New York 10019
Attention: Loan Administration Group

Gentlemen:

The undersigned, on behalf of the Borrower and not individually, hereby certifies that he is the Chief Financial Officer of PICO NORTHSTAR HALLOCK, LLC, a Delaware limited liability company (the “Borrower”), and that as such he is authorized to execute this Compliance Certificate (the “Certificate”) of the Borrower pursuant to the Credit Agreement (as it may be amended, supplemented or restated from time to time, the “Credit Agreement”; each capitalized term used herein having the same meaning given to it in the Credit Agreement unless otherwise specified herein) dated as of June 13, 2011, among Borrower, PICO Northstar, LLC, a Delaware limited liability company, as Parent Guarantor, the various lenders from time to time party thereto (the “Lenders”), and ING Capital LLC, a Delaware limited liability company (“ING”), as agent for the Lenders (in such capacity, the “Agent”). The undersigned further certifies, represents and warrants that to his knowledge, after due inquiry that, as of the date hereof and as of the last day of the immediately preceding Fiscal [Quarter] [Year]:

(a)    The Borrower has fulfilled its respective obligations under the Credit Agreement, the Notes and the other Loan Documents.

(b)    The representations and warranties made by the Borrower in each Loan Document (except to the extent expressly stated to be as of an earlier date) are true and correct in all material respects on and as of the time of delivery hereof.
(c)    Since September 30, 2014, no Material Adverse Change has occurred.
(d)    The financial statements delivered to the Agent concurrently with this Compliance Certificate have been prepared in accordance with GAAP consistently applied and fairly present the financial condition and results of operations of the applicable Persons as at the end of, and for, the period indicated (subject, in the case of quarterly financial statements, to normal year-end adjustments).
(e)    No Default or Event of Default has occurred and is continuing.
(f)    Schedule 1 attached hereto has been duly completed and is true and correct in all respects.

[signature page follows]

IN WITNESS WHEREOF, the Borrower has caused this Certificate to be executed and delivered and the certification and warranties contained herein to be made by the chief [operating] [accounting] [financial] Authorized Officer of Borrower authorized to execute and deliver this Certificate as of the day and year first set forth above.

PICO NORTHSTAR HALLOCK, LLC

By:__________________________________
Name:
Title:

Schedule I
ATTACHMENT TO COMPLIANCE CERTIFICATE

ALL TERMS USED HEREIN SHALL HAVE THE MEANING
ASCRIBED TO SUCH TERMS IN THE CREDIT AGREEMENT

A.    DEBT TO ADJUSTED CAPITALIZATION RATIO

1.	Total Debt $___________

2.	Parent Guarantor’s consolidated shareholders’ or member’s equity $___________

3.
The amount equal to development expenses in an amount not to exceed $8,350,000 incurred in connection with the Project but solely to the extent such development expenses are treated as current expenses (and are not capitalized) on the financial statements of the Borrower in accordance with GAAP.                                            $___________

4.
The amount of development expenses referenced in Item 3 that would have been amortized as of such date in accordance with GAAP had such development expenses been capitalized and not currently expensed.                                        $___________

5.	Item 3 minus Item 4 $___________

6.	Item 1 plus Item 2 plus Item 5 $___________

7.	Ratio of Item 1 to Item 6 ____________

8.	Maximum Permissible Debt to Capitalization Ratio from Section 6.2.4(a) of the Credit Agreement.60 to 1.00

9.	Default Indicated? ____________

B.    DEBT SERVICE COVERAGE RATIO (beginning with the first full Fiscal Quarter ending after the Project Construction Completion Date)

1.	EBITDA $___________

2.	Consolidated Capital Expenditures (excluding that portion of Consolidated Capital Expenditures which is financed by Indebtedness (other than the Obligations) $___________

3.	First DSCR Preferred Equity Issuance (if applicable) $___________

4.	Other DSCR Preferred Equity Issuances (if applicable) $___________

5.	2014/2015 DSCR Preferred Equity Issuances (if applicable) $___________

6.	Permitted Tax Distributions $___________

7.	Any other distributions made by the Parent Guarantor $___________

8.	(Items 1+3+4+5) minus (Items 2+6+7) $___________

9.	Debt Service (1):

(a)	Interest Expense payable in cash $___________

(b)	Scheduled principal repayments of Indebtedness, including without limitation, scheduled payments of principal in respect of Capitalized Lease Liabilities $___________
Sum of (a) and (b)                                 $___________

10.	Ratio of Item 8 to Item 9 ____________

11.	Minimum Debt Service Coverage Ratio from Section 6.2.4(b) of the Credit Agreement: 1.25 to 1.00

12.	Default indicated? ____________

13.
If Default is indicated, determine the Ratio of Item 8 to Item 9 for the single Fiscal Quarter ending on the date of determination if the date of determination is with respect to a Fiscal Quarter ending during the period from March 31, 2015 through and including December 31, 2015    ____________

14.	Minimum Debt Service Coverage Ratio from proviso of Section 6.2.4(b) of the Credit Agreement 1.00 to 1.00

15.	Default indicated? ____________

C.    MINIMUM NET WORTH OF BORROWER

1.	Net Worth $___________

2.	Minimum Net Worth from Section 6.2.4(c) of the Credit Agreement: $50,000,000.

3.	Default indicated? ____________

(1) Debt Service for the four Fiscal Quarter period ending on the last day of the second full Fiscal Quarter following the Project Construction Completion Date shall be deemed to be (x) Debt Service for the first and second full Fiscal Quarters following the Project Construction Completion Date multiplied by (y) 2.0 and (2) Debt Service for the four Fiscal Quarter period ending on the last day of the third full Fiscal Quarter following the Project Construction Completion Date shall be deemed to be (x) Debt Service for the first, second and third full Fiscal Quarters following the Project Construction Completion Date multiplied by (y) 1.33. If the foregoing applies, please note accordingly.

D.    MINIMUM TANGIBLE NET WORTH OF SPONSOR

1.	Tangible Net Worth $___________

2.	Minimum Tangible Net Worth from Section 6.2.4(d) of the Credit Agreement: $350,000,000.

3.	Default indicated? ____________

E.    MAXIMUM ANNUAL CAPITAL EXPENDITURES (beginning with the first full Fiscal Year ending after the Project Construction Completion Date)

1.	Consolidated Capital Expenditures $___________

2.	Maximum Annual Capital Expenditure from Section 6.2.5 of the Credit Agreement: $1,800,000.

3.	$1,800,000 minus Consolidated Capital Expenditures for the prior Fiscal Year: $___________

4.	Item 2 plus Item 3 $___________

5.	Default indicated? ____________

F.    DEBT TO CAPITALIZATION RATIO

1.	Total Debt $___________

2.	Parent Guarantor’s consolidated shareholders’ or member’s equity $___________

3.	Item 1 plus Item 2 $___________

4.	Ratio of Item 1 to Item 3 ____________

5.	Category for Applicable Margin ____________

G.    EXCESS CASH FLOW

1.	EBITDA $___________

2.	Cash Interest paid $___________

3.	Taxes and Permitted Tax Distributions paid in cash $___________

4.	Actual Consolidated Capital Expenditures made (which are not financed other than with proceeds of Loans) $___________

5.	Scheduled repayments of principal under any Indebtedness $___________

6.	Prepayments of the Term Loan (other than under Section 3.3.1(l)) $___________

7.	Increase in Working Capital $___________

8.	Decrease in Working Capital $___________

9.	Sum of Items 1 to 7 $___________

10.	Item 9 minus Item 1 minus Item 8 $___________